GMG
GOLDEN MATRIX GROUP

You Can Bet On Us



FY22 Q2
CORPORATE HIGHLIGHTS



Forward-Looking Statements

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products.

The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings, except as required by law. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company's financial results is included from time to time in the "Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made.

Non-GAAP Financial Measures

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes stocked-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense included at the end of this Presentation.



FINANCIAL HIGHLIGHTS

QUARTERLY REVENUES

+23% Last Quarter

+211% Last Year*

Quarterly Revenues of **$3,251,182** which is an increase of **23%** compared to the last quarter and an increase of **211%** compared to the same Quarter in the previous Fiscal Year.

2022Q2	$3,251,182
2022Q1	$2,639,402
2021Q2	$1,045,425

QUARTERLY NET INCOME

+276% Last Quarter

+462% Last Year*

Quarterly Net Income of **$481,189** which is an increase of **276%** compared to the last Quarter and an increase of **462%** compared to the same Quarter in the previous Fiscal Year.

2022Q2	$481,189
2022Q1	$127,872
2021Q2	$85,625

**ADJUSTED EBITDA

+46% Last Year*

Adjusted EBITDA of **$667,158** which is an increase of **46%** compared to the same Quarter in the previous Fiscal Year.

2022Q2	$667,158
2021Q2	$456,625

*last year: the same Quarter in the previous Fiscal Year.

**Adjusted EBITDA: a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of net income attributable to Golden Matrix Group, Inc., to adjusted earnings excluding interest expense, interest income, amortization expense and stock-based compensation expense" included at the end of this Presentation.

GOLDEN MATRIX GROUP



FINANCIAL HIGHLIGHTS

2022Q2	$17,239,995
2022Q1	$15,162,029
2021Q2	$4,775,291

ASSETS

+14% Last Quarter

+261% Last Year*

Assets of **$17,239,995** which is an increase of **14%** compared to the last quarter and an increase of **261%** compared to the same Quarter in the previous Fiscal Year.

CASH ON HAND

+18% Last Quarter

+378% Last Year*

Cash on hand of **$13,879,617** which is an increase of **18%** ccompared to the last quarter and an increase of **378%** compared to the same Quarter in the previous Fiscal Year.

2022Q2	$13,879,617
2022Q1	$11,750,489
2021Q2	$2,905,477

2022Q2	$15,593,984
2022Q1	$13,920,959
2021Q2	$3,491,940

SHAREHOLDERS' EQUITY

+12% Last Quarter

+347% Last Year*

Shareholders' Equity of **$15,593,984** which is an increase of **12%** compared to the last quarter and an increase of **347%** compared to the same Quarter in the previous Fiscal Year.

**last year: the same Quarter in the previous Fiscal Year.*

GMG
GOLDEN MATRIX GROUP



Brian Goodman

(Chief Executive Officer)

CEO MESSAGE

“ I am pleased to report that in the second fiscal quarter ended July 31, 2021, Golden Matrix, Inc. posted record revenues and recorded our twelfth consecutive profitable three-month period.

These strong results were due to substantial progress in growing our client base, and expanding our advanced gaming technology and product offerings.

As a result, the Company has strengthened its balance sheet considerably and is therefore in an improved position to carry out potential acquisitions that could further expand our growth and earnings.

Specifically, our business benefited from additional enhancements to our loyalty and marketing module as well as the launch, last month, of our new GMX-Ag Seamless system – a single platform from which our gaming operator customers can choose from over 10,000 casino, sports betting and lottery games.

We anticipate that both of these improvements will help us to expand our global market to Europe and the Americas, attracting new gaming operator clients and that such enhancements have the ability to produce significant improvements in our overall top and bottom-line performance.

As always, we appreciate shareholder support and look forward to potentially sharing good news with you in the near future.

SAFE HARBOUR STATEMENT CAN BE FOUND AT:

https://goldenmatrix.com/investors-overview/safe-harbour-statement

GMG
GOLDEN MATRIX GROUP



GOLDEN MATRIX GROUP, INC.

Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense

	Three Months Ended July 31, 2021	Three Months Ended July 31, 2020
GAAP Net Income	**$481,189**	**$85,625**
+ Interest Expense	-	**$3,663**
- Interest Income	**($45)**	**($232)**
+ Amortization Expense	**$14,605**	-
+ Stock-based Compensation Expense	**$171,409**	**$367,569**
Non-GAAP Adjusted EBITDA	**$667,158**	**$456,625**



GMG
GOLDEN MATRIX GROUP